EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES THIRD QUARTER RESULTS
Including Impact of $168 Million Real Estate Charge, GAAP Diluted Net Loss of $(0.23) per Unit
Adjusted Diluted Net Income of $0.36 per Unit
Cash Distribution of $0.36 per Unit

New York, NY, October 24, 2012 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended September 30, 2012.

“After the difficult market conditions of the second quarter, global equity and fixed income trends turned more favorable during the third quarter, and our performance improved as a result,” said Peter S. Kraus, Chairman and Chief Executive Officer.  “The already strong sales momentum in our Retail business accelerated, we continued to win diverse new Institutional fixed income and equity mandates, and our outflows moderated in Private Client.”

Financial Results	3Q 2012	2Q 2012	3Q 2012 vs 2Q 2012	3Q 2011	3Q 2012 vs 3Q 2011
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$708	$642	10%	$642	10%

Operating (Loss) Income	$(56)	$79	n/m	$78	n/m

Operating Margin, excl. non-controlling interests	n/m	12.5%		15.0%

Adjusted basis: (1)

Net Revenues (2)	$574	$546	5%	$602	(5%)

Operating Income (3)	$116	$88	32%	$107	8%

Operating Margin	20.2%	16.1%		17.7%

AllianceBernstein Holding L.P.

GAAP Diluted Net (Loss) Income per Unit	$(0.23)	$0.21	n/m	$0.26	n/m

Distribution per Unit	$0.36	$0.21	71%	$0.26	38%

Adjusted Diluted Net Income per Unit (1)	$0.36	$0.24	50%	$0.30	20%

(1) See pages 9-11  for reconciliations of GAAP Financial Results to Adjusted Financial Results

(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).

(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) the deferred compensation charge, (3) real estate charges, (4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

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Kraus continued: “We demonstrated once again this quarter that our long-term strategy to improve our investment performance, diversify our business, innovate for clients with new offerings and strengthen our financials is working. In fixed income, we not only continued to outperform across strategies and time periods, we also successfully completed the liquidation of the Public-Private Investment Partnership (PPIP) fund, at a significant return for the US Treasury and other investors. In equities, we delivered better investment performance in US large cap and emerging markets growth in the third quarter, while maintaining our outperformance in areas like small and mid-cap growth and Select US Equities. Our Retail business had another stellar quarter – both net inflows and gross sales were our highest since 2000. While sales in Asia and Europe were particularly strong, we had sequential sales increases across regions and asset classes, and in both long-standing products and new offerings – where sales have nearly doubled year-to-date versus the same period in 2011. In Private Client, we continued to enhance our client offerings. This quarter, we successfully completed the roll-out of Strategic Equities, our new multi-style, all-cap approach to equity allocation, and launched a registered investment company (RIC) that makes alternative services available to a broader client base. Finally, I’m pleased to report we are ahead of schedule in executing the real estate consolidation plan we announced last quarter. During the third quarter, we were able to exit and market space for lease more quickly than anticipated. As a result, we wrote down leases and wrote off assets totaling about $168 million in the third quarter, which allowed us to realize occupancy expense savings. We remain focused on real estate and other expense reduction efforts as we aim to improve our margin, which was 20% on an adjusted basis in the third quarter, our highest since early 2011. Looking ahead, while prospects for both the Eurozone and the post-election US economy remain uncertain, it’s increasingly clear that the strategy we are executing is positioning AB for a stronger future.”

The firm’s cash distribution per unit of $0.36 is payable on November 21, 2012, to holders of record of AllianceBernstein Holding Units at the close of business on November 5, 2012.

Market Performance

The global equity markets rebounded in the third quarter of 2012, with the S&P 500 returning 6.4% and the MSCI World Index up 6.7%. In fixed income, the Barclays U.S. Aggregate Index returned 1.6% during the quarter, and the Barclays Global Aggregate Index’s total return was 3.3%.

Assets Under Management ($ Billions)

Total assets under management as of September 30, 2012 were $418.9 billion, up 2.9% from June 30, 2012, and up $16.9 billion, or 4.2%, compared to September 30, 2011.

	Institutions	Retail	Private Client	Total
Assets Under Management 9/30/12	$214.4	$136.4	$68.1	$418.9
Net Flows for Three Months Ended 9/30/12	$(7.7)	$5.0	$(1.7)	$(4.4)

Total net outflows of $4.4 billion were $1.6 billion higher than the prior quarter and $11.0 billion lower versus the prior year period. Net outflows in the Institutions channel were $7.7 billion, compared to net outflows of $3.7 billion in the second quarter, primarily due to the loss of one large Institutional value mandate during the quarter, as well as the completion of the liquidation of the firm’s Public-Private Investment Partnership (PPIP) fund, which accounted for $1.8 billion in outflows. Institutions gross sales decreased 7% sequentially, to $5.2 billion from the prior quarter’s $5.6 billion. The pipeline of awarded but unfunded Institutional mandates decreased from $11.3 billion to $8.5 billion at September 30, 2012, with new fixed income and equity additions more than offset by fundings, revisions and removed mandates during the third quarter. The Retail channel experienced third quarter 2012 net inflows of $5.0 billion, up from the prior quarter’s $3.5 billion.  Retail gross sales increased 27% sequentially to $15.2 billion from $11.9 billion in the second quarter.  In the Private Client channel, net outflows were $1.7 billion versus $2.6 billion in the prior quarter. Private Client gross sales of $1.0 billion in the third quarter of 2012 were up 25% from the prior quarter’s $0.8 billion.

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Third Quarter Financial Results

Revenues:

Net revenues of $708 million increased 10% compared to the third quarter of 2011 and the second quarter of 2012. The primary drivers of the increase were current period gains on investments held versus prior-period losses, performance fees from the Public-Private Investment (PPIP) fund that was liquidated during the third quarter of 2012, and higher distribution revenues from non-US markets. These were partially offset by lower Bernstein Research Services revenues. PPIP performance fees had a greater effect on the sequential increase than the year-over-year increase. Bernstein Research Services revenues declined 14% from the third quarter of 2011, and 2% from the second quarter of 2012, as overall market volumes continued to decline.

Adjusted net revenues of $574 million were down 5% compared to the third quarter of 2011, driven primarily by lower base fees on lower average assets and lower Bernstein Research Services revenues, partially offset by PPIP performance fees and current period investment gains, primarily in seed capital, versus prior period losses. Sequentially, adjusted net revenues increased 5%, driven by PPIP performance fees and higher base fees and current quarter seed gains versus prior quarter losses, partially offset by lower Bernstein Research Services revenues.

Expenses:

Operating expenses were $764 million for the third quarter, a year-over-year increase of 35%. Higher general and administrative expenses were the primary driver. Within G&A, we recorded a $168 million non-cash real estate charge to write down leases and write off assets associated with our real estate consolidation plan. Also within G&A, sub-advisory and administrative fees increased as a result of performance fee payments made to our PPIP sub-advisors, and legal expenses were higher, as the prior-year period included insurance proceeds. Promotion and servicing expenses were up from the prior-year period due to higher distribution-related payments in non-US markets. Employee compensation and benefits costs increased 6% versus the prior year period, due to higher deferred compensation mark-to-market expense. On a sequential basis, operating expenses were up 36%, also driven by the current quarter real estate non-cash charge and PPIP sub-advisor performance fee payments in G&A, higher distribution-related payments in non-US markets in promotion and servicing, and higher incentive compensation expense as a result of higher revenues and higher deferred compensation mark-to-market expense. The current quarter’s real estate charge compares with a $7 million charge taken in the second quarter of 2012 associated with consolidating and subleasing space in New York City.

Adjusted operating expenses were $458 million for the third quarter, down 7% versus the prior-year period, with reductions in compensation and benefits, promotion and servicing and G&A expense. Lower travel and entertainment and trade execution costs drove the year-over-year decline in promotion and servicing expenses. In G&A, occupancy costs, technology-related expenses and professional fees were lower versus the prior-year period. Sequentially, adjusted operating expenses were flat, as higher compensation expense was offset by lower promotion and servicing and G&A. The sequential decline in promotion and servicing was due primarily to lower marketing and advertising costs. In G&A, the primary drivers were occupancy savings associated with the third quarter real estate charge and lower professional fees.

Operating income and margin:

The Company reported an operating loss of ($56) million for the third quarter of 2012, compared to operating income of $78 million and an operating margin of 15.0% for the third quarter of 2011.  Sequentially, the operating loss compares with the prior quarter’s operating income of $79 million and operating margin of 12.5%.

Adjusted operating income of $116 million increased 8% from the third quarter of 2011, and the adjusted operating margin increased to 20.2% from 17.7%, as expense reductions outpaced the year-over-year decline in revenues. On a sequential basis, adjusted operating income increased 32% from $88 million, and the adjusted operating margin increased from 16.1% on higher revenues and flat expenses.

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Net income and cash distribution per Unit:

Diluted net income per Unit for the third quarter of 2012 was ($0.23) compared to $0.26 for the third quarter of 2011 and $0.21 for the second quarter of 2012.

Adjusted diluted net income per Unit for the publicly-traded partnership increased to $0.36 from $0.30 in the third quarter of 2011 and $0.24 in the second quarter of 2012. Of the adjusted diluted net income per Unit of $0.36 for the third quarter of this year, approximately $0.06 represents two non-recurring items: PPIP performance fees ($0.04) and a New York City unincorporated business tax (UBT) benefit ($0.02).

Typically in the past, the quarterly cash distribution has been the GAAP diluted earnings per Unit except when, as was the case in the fourth quarter of 2011, the impact of an extraordinary non-cash charge was eliminated.  For the current quarter, the cash distribution is the adjusted diluted net income per Unit and, in future periods, the Company anticipates that quarterly cash distributions typically will be the adjusted diluted net income per Unit, unless the Company determines that one or more adjustments from GAAP should not be reflected in the distribution.  Accordingly, the cash distribution per Unit for the publicly-traded partnership is $0.36 for the third quarter of 2012.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the third quarter of 2012, AllianceBernstein purchased 2.9 million Holding Units for $39.8 million. These amounts reflect open-market purchases of 2.8 million Holding Units for $38.8 million, with the remainder primarily relating to employee tax withholding purchases, offset by Holding Units purchased by employees as part of a distribution reinvestment election.

Third Quarter 2012 Earnings Conference Call Information

Management will review third quarter 2012 financial and operating results during a conference call beginning at 5:00 p.m. (ET) on Wednesday, October 24, 2012. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.   To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.   To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 37425629.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of third quarter 2012 financial and operating results after market close on October 24, 2012.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week.  To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 37425629.

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Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2011 and subsequent Forms 10-Q.  Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AllianceBernstein files with or furnishes to the SEC and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our belief that our real estate consolidation plan will be effective in meaningfully improving our cost structure and in positioning our firm for a stronger future.  Any charges we record during the second half of 2012 and our estimates of reduced occupancy costs in future years are based on our current assumptions regarding sublease marketing periods, costs to prepare the properties to market, market rental rates, broker commissions and subtenant allowances/incentives, all of which are factors largely beyond our control. If our assumptions prove to be incorrect, we may be forced to record an additional charge and/or our estimated occupancy cost reduction may be less than we currently project.

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated, or that mandates ultimately will not be funded.

•
Our intention to continue to engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

•
Our belief that, while the outlook for both the Eurozone and the post-election US economy remains uncertain, it’s increasingly clear that the long-term strategy we are executing is positioning AllianceBernstein for a stronger future: Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may adversely affect our results of operations.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

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Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2012, AllianceBernstein Holding L.P. owned approximately 37.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.2% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  Sept. 30, 2012

	Three Months Ended
$ thousands, unaudited	9/30/12	6/30/12	9/30/11
Revenues:
Base fees	$426,363	$422,001	$469,517
Performance fees	39,931	3,842	611
Bernstein research services	100,637	103,008	118,134
Distribution revenues	103,643	95,157	87,913
Dividend and interest income	5,071	4,981	4,958
Investment gains (losses)	7,210	(10,852)	(66,286)
Other revenues	26,154	24,844	27,204
Total revenues	709,009	642,981	642,051
Less: Interest expense	851	818	522
Net revenues	708,158	642,163	641,529
Expenses:
Employee compensation & benefits	300,869	272,821	283,226
Promotion & servicing
Distribution-related payments	94,779	86,120	76,323
Amortization of deferred sales commissions	10,658	10,171	9,186
Other	47,514	51,775	52,821
General & administrative
General & administrative	135,729	129,310	129,299
Real estate charge	168,086	6,787	6,905
Interest on borrowings	877	892	610
Amortization of intangible assets	5,467	5,540	5,443
Total expenses	763,979	563,416	563,813

Operating (loss) income	(55,821)	78,747	77,716

Income taxes	(7,572)	5,838	5,180

Net (loss) income	(48,249)	72,909	72,536

Net (loss) income of consolidated entities attributable to non-controlling interests	(4,003)	(1,276)	(18,445)
Net (Loss) Income Attributable to AllianceBernstein Unitholders	$(44,246)	$74,185	$90,981

Operating margin(1)	n/m	12.5%	15.0%

(1) Operating income excluding net (loss) income attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/12	6/30/12	9/30/11
Equity in Net (Loss) Income Attributable to AllianceBernstein Unitholders	$(16,595)	$27,803	$34,074
Income Taxes	6,547	6,464	7,071
Net (Loss) Income	$(23,142)	21,339	27,003

Additional Equity in Earnings of Operating Partnership (1)	-	-	-
Net (Loss) Income - Diluted	$(23,142)	$21,339	$27,003
Diluted Net (Loss) Income per Unit	$(0.23)	$0.21	$0.26
Distribution per Unit	$0.36	$0.21	$0.26

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 9/30/12
	Units	Basic	Diluted
AllianceBernstein L.P.	277,609,101	277,612,294	277,612,294
AllianceBernstein Holding L.P.	105,173,342	101,333,296	101,333,296

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  Sep 30, 2012
($ billions)

Ending and Average	Three Months Ended
	9/30/12	9/30/11
Ending Assets Under Management	$418.9	$402.0
Average Assets Under Management	$411.0	$437.9

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$214.9	$124.8	$67.6	$407.3
Sales/New accounts	5.2	15.2	1.0	21.4
Redemptions/Terminations	(12.0)	(8.6)	(2.2)	(22.8)
Net Cash Flows	(0.9)	(1.6)	(0.5)	(3.0)
Net Flows	(7.7)	5.0	(1.7)	(4.4)
Transfers	(0.2)	0.2	-	-
Investment Performance	7.4	6.4	2.2	16.0
End of Period	$214.4	$136.4	$68.1	$418.9

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other(2)	Total
Beginning of Period	$69.6	$38.7	$230.4	$68.6	$407.3
Sales/New accounts	0.9	1.1	16.7	2.7	21.4
Redemptions/Terminations	(10.4)	(2.4)	(8.8)	(1.2)	(22.8)
Net Cash Flows	(1.5)	(0.1)	(0.9)	(0.5)	(3.0)
Net Flows	(11.0)	(1.4)	7.0	1.0	(4.4)
Investment Performance	2.8	2.5	7.2	3.5	16.0
End of Period(1)	$61.4	$39.8	$244.6	$73.1	$418.9

(1) Approximately $40 billion in Blend Strategies AUM are reported in their respective services.
(2) Includes index, structured, asset allocation services and certain other alternative investments.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$126.9	$78.5	$66.9	$272.3
Non-U.S. Clients	87.5	57.9	1.2	146.6
Total	$214.4	$136.4	$68.1	$418.9

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
Three Months Ended

	Three Months Ended
$ thousands, unaudited	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11

Net Revenues, GAAP basis	$708,158	$642,163	$681,809	$624,978	$641,529	$727,994
Exclude:
Deferred compensation-related investment (gains) losses	(6,374)	7,619	(15,570)	(9,386)	37,840	1,588
Deferred compensation-related dividends and interest	(300)	(344)	(380)	(2,226)	(982)	(524)
90% of consolidated venture capital fund investment losses (gains)	3,634	907	(7,686)	3,116	18,306	6,302
Distribution-related payments	(94,779)	(86,120)	(79,869)	(73,048)	(76,323)	(78,557)
Amortization of deferred sales commissions	(10,658)	(10,171)	(8,267)	(8,292)	(9,186)	(9,871)
Pass-through fees & expenses	(25,617)	(7,917)	(7,738)	(7,598)	(8,894)	(9,987)
Adjusted Net Revenues	$574,064	$546,137	$562,299	$527,544	$602,290	$636,945

Operating (Loss) Income, GAAP basis	$(55,821)	$78,747	$101,245	$(540,246)	$77,716	$115,626
Exclude:
Deferred compensation-related investment (gains) losses	(6,374)	7,619	(15,570)	(9,386)	37,840	1,588
Deferred compensation-related dividends and interest	(300)	(344)	(380)	(2,226)	(982)	(524)
Deferred compensation-related mark-to-market vesting expense (credit)	5,986	(7,030)	14,009	(2,925)	(24,302)	908
Deferred compensation-related dividends and interest expense	582	711	152	806	1,572	1,196
Deferred compensation charge	-	-	-	587,131	-	-
Net impact of deferred compensation-related items	(106)	956	(1,789)	573,400	14,128	3,168
Real estate charges	168,086	6,787	9,269	294	6,905	18
Insurance proceeds	-	-	-	-	(10,691)	-
Sub-total of non-GAAP adjustments	167,980	7,743	7,480	573,694	10,342	3,186
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	(4,003)	(1,276)	7,264	(3,552)	(18,445)	(6,756)
Adjusted Operating Income	$116,162	$87,766	$101,461	$37,000	$106,503	$125,568

Operating Margin, GAAP basis excl. non-controlling interests	n/m	12.5%	13.8%	n/m	15.0%	16.8%

Adjusted Operating Margin	20.2%	16.1%	18.0%	7.0%	17.7%	19.7%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Net (Loss) Income - Diluted, GAAP basis	$(23,142)	$21,339	$26,699	$(199,463)	$27,003	$35,653
Impact on net income of AllianceBernstein non-GAAP adjustments	59,589	2,838	2,741	206,341	3,773	1,162
Adjusted Net Income - Diluted	$36,447	$24,177	$29,440	$6,878	$30,776	$36,815

Diluted Net (Loss) Income per Holding Unit, GAAP basis	$(0.23)	$0.21	$0.26	$(1.97)	$0.26	$0.34
Impact of AllianceBernstein non-GAAP adjustments	0.59	0.03	0.03	2.04	0.04	0.01
Adjusted Diluted Net Income per Holding Unit	$0.36	$0.24	$0.29	$0.07	$0.30	$0.35

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, essentially offset distribution revenues earned by the company.  We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues.  During the third quarter of 2012, we offset sub-advisory payments to third parties against performance fees earned on the Public-Private Investment Partnership (PPIP) fund we managed. These fees have no impact on operating income, but they do have an impact on our operating margin.  As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) the deferred compensation charge, (3) real estate charges, (4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet.  The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period.  U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense.  This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period.  Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset.  Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period.  The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments. In the fourth quarter of 2011, we implemented changes to our employee long-term incentive compensation award program. As a result, mark-to-market investment gains or losses recognized in compensation expense will closely approximate mark-to-market investment gains and losses recognized in revenues.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

In the third quarter of 2011, we received significant insurance proceeds from the settlement of a claim that are not considered part of our core operating results.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

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Adjusted Operating Margin

Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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